Exhibit 4.1

CONTINENTAL AIRLINES, INC.,

AS ISSUER

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

AS TRUSTEE

_________

SECOND SUPPLEMENTAL INDENTURE

DATED NOVEMBER 13, 2006

SUPPLEMENTING THE INDENTURE

DATED AS OF JULY 15, 1997

TABLE OF CONTENTS

ARTICLE 1 THE 2011 NOTES *

SECTION 1.1. Designation of 2011 Notes; Establishment of Form. *

SECTION 1.2. Amount. *

SECTION 1.3. Redemption and Repurchase. *

SECTION 1.4. Conversion. *

SECTION 1.5. Maturity. *

SECTION 1.6. Defeasance and Covenant Defeasance. *

SECTION 1.7. Denominations. *

SECTION 1.8. Other Terms of the 2011 Notes. *

ARTICLE 2 MISCELLANEOUS PROVISIONS *

SECTION 2.1. Integral Part. *

SECTION 2.2. Rules of Construction. *

SECTION 2.3. Adoption, Ratification and Confirmation. *

SECTION 2.4. Counterparts. *

SECTION 2.5. Benefits of Indenture. *

SECTION 2.6. Governing Law. *

SECTION 2.7. Supplemental Indenture Controls. *

SECTION 2.8. Trust Indenture Act Controls. *

SECTION 2.9. Concerning the Trustee. *

 EXHIBIT A FORM OF 2011 NOTE A-1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of November 13, 2006 (this "Second Supplemental Indenture"), is between Continental Airlines, Inc., a Delaware corporation (hereinafter called the "Company"), and The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States, as successor trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of July 15, 1997 (the "Original Indenture"), relating to th issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance, as supplemented and amended by the First Supplemental Indenture, dated as of January 23, 2002 (the "First Supplemental Indenture"). The Original Indenture as supplemented and amended by the First Supplemental Indenture is hereinafter called the "Indenture";

WHEREAS, the Company has duly authorized the creation of a series of its Securities denominated its "8.75% Notes due 2011" (such Securities being referred to herein as the "2011 Notes");

WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture in order to provide for the issuance of the 2011 Notes;

WHEREAS, the Company has requested the Trustee and the Trustee has agreed to join with it in the execution and delivery of this Second Supplemental Indenture;

WHEREAS, Section 8.1(7) of the Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture, without the consent of any Holders of Securities, to establish the form and terms of the Securities of any series as permitted by Sections 2.1 and 3.1 of the Indenture;

WHEREAS, on the basis of the foregoing, the Trustee has determined that this Second Supplemental Indenture is in form satisfactory to it;

WHEREAS, the Company has furnished the Trustee with an Officers' Certificate and an Opinion of Counsel complying with the requirements of Section 8.4 of the Indenture, stating that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Second Supplemental Indenture, together with an additional Opinion of Counsel required by Section 3.3 of the Indenture;

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done. The entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture, and all things necessary have been done to make the 2011 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligation of the Company, and to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms;

NOW, THEREFORE:

It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the 2011 Notes, as follows:

  THE 2011 NOTES

    Designation of 2011 Notes; Establishment of Form.

    There shall be a series of Securities designated "8.75% Notes due 2011" of the Company, and the form thereof shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a part of this Second Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently with the Indenture, be determined by the officers of the Company executing such 2011 Notes, as evidenced by their execution of the 2011 Notes.

    The 2011 Notes will be issued exclusively as Registered Securities, and they will initially be issued in permanent global form, substantially in the form set forth in Exhibit A hereto.

    The Place of Payment for the 2011 Notes shall be the office of The Bank of New York Trust Company, N.A., at 101 Barclay Street, New York, New York 10286. The Company initially appoints (i) the Trustee to act as Paying Agent and Registrar with respect to the 2011 Notes and (ii) The Depository Trust Company to act as Depositary for the 2011 Notes.

    Amount.

    The Trustee shall authenticate and deliver 2011 Notes for original issue in an aggregate principal amount of $200,000,000 upon Company Order for the authentication and delivery of the 2011 Notes, without any further action by the Company. The authorized aggregate principal amount of the 2011 Notes may be increased at any time hereafter and the series may be reopened for issuances of additional Securities as provided in the Section 3.1(c) of the Indenture, so long as such additional Securities are fungible with the 2011 Notes issued on the date hereof for U.S. Federal income tax purposes. The 2011 Notes issued on the date hereof and any such additional 2011 Notes that may be issued hereafter shall be part of the same series of Securities.

    Redemption and Repurchase.

      There shall be no sinking fund for the retirement of the 2011 Notes or other mandatory redemption or repurchase obligation.

      The Company, at its option, may redeem the 2011 Notes in accordance with the provisions of the 2011 Notes and the Indenture, including, without limitation, Article 10.

    Conversion.

    The 2011 Notes shall not be convertible into any other securities.

    Maturity.

    The Stated Maturity of the 2011 Notes shall be December 1, 2011.

    Defeasance and Covenant Defeasance.

    The 2011 Notes shall be subject to both defeasance and covenant defeasance in accordance with Article 4 of the Indenture.

    Denominations.

    The 2011 Notes shall be issuable in minimum denominations of $2,000 and $1,000 multiples thereof.

    Other Terms of the 2011 Notes.

  Without limiting the foregoing provisions of this Article 1, the terms of the 2011 Notes shall be as provided in the form of the 2011 Notes set forth in Exhibit A hereto and as provided in the Indenture, including, without limitation, Article 7 thereof.

  MISCELLANEOUS PROVISIONS

    Integral Part.

    This Second Supplemental Indenture constitutes an integral part of the Indenture.

    Rules of Construction.

    For all purposes of this Second Supplemental Indenture:

      capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

      the terms "herein," "hereof," "hereunder" and other words of similar import refer to this Second Supplemental Indenture.

    Adoption, Ratification and Confirmation.

    The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed and, with respect to the 2011 Notes, the Indenture as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

    Counterparts.

    This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

    Benefits of Indenture.

    Nothing in this Second Supplemental Indenture or in the 2011 Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

    Governing Law.

    THIS SECOND SUPPLEMENTAL INDENTURE AND THE 2011 NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    Supplemental Indenture Controls.

    In the event there is any conflict or inconsistency between the Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control.

    Trust Indenture Act Controls.

    In the event there is any conflict, limitation, qualification or inconsistency between this Second Supplemental Indenture and the Trust Indenture Act, the provisions of the Trust Indenture Act shall control.

    Concerning the Trustee.

The Trustee assumes no duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

CONTINENTAL AIRLINES, INC.

By: /s/ Gerald Laderman

Name: Gerald Laderman

Title: Senior Vice President-

Finance and Treasurer

Attest:

/s/ Gerald Clanton

Name: Gerald Clanton

Title: Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: s/s Alma Marcella Burgess

Name: Alma Marcella Burgess

Title: Assistant Treasurer

EXHIBIT A

[FORM OF FACE OF 2011 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

Continental Airlines, Inc.

8.75% Note due 2011

No.

CUSIP No. 210795 PT 1 $_______________

Continental Airlines, Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or its registered assigns, the principal sum of ________________ Dollars ($_____________) [or such greater or lesser amount as is indicated on the Schedule of Exchanges attached hereto] on December 1, 2011.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2007

Regular Record Dates: May 15 and November 15

Reference is hereby made to the further provisions of this 2011 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal manually or by facsimile by its duly authorized officers.

CONTINENTAL AIRLINES, INC.

By:

Name:

Title:

Attest:

By:

Trustee's Certificate of Authentication

This is one of the Securities of a series issued under the within-named Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

By:

Authorized Signatory

Dated:

REVERSE OF NOTE

Continental Airlines, Inc.

8.75% Note due 2011

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Principal and Interest.

Continental Airlines, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 8.75% per annum from November 13, 2006, or the most recent Interest Payment Date to which interest has been duly paid or provided for until repayment at Stated Maturity or redemption. The Company will pay interest on this Note semiannually in arrears on June 1 and December 1 of each year, commencing June 1, 2007.

The Company shall pay interest (including post-petition interest in any proceeding under Title 11, U.S.C., or any similar federal or state law for the relief of debts) on overdue principal on this Note and premium, if any, from time to time on demand at the rate per annum specified in the next preceding paragraph, and it shall pay interest (including post-petition interest in any proceeding under Title 11, U.S.C., or any similar federal or state law for the relief of debts) on overdue installments of interest hereon (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Holder must surrender this Note to a Paying Agent to collect payment of principal.

2. Method of Payment.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Principal of, and premium, if any, and interest on, global Notes will be payable to the Depositary in immediately available funds.

Principal and premium, if any, on definitive Securities will be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, initially the offices of the Bank of New York Trust Company, N.A., 101 Barclay Street, New York, New York 10286. Interest on definitive Securities will be payable by (i) Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

3. Paying Agent and Registrar.

Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

4. Indenture.

This Note is one of a duly authorized issue of Securities of the Company designated as its 8.75% Notes due 2011 (the "Notes"), issued under an Indenture, dated as of July 15, 1997, as supplemented by the First Supplemental Indenture dated as of January 23, 2002 and the Second Supplemental Indenture dated as of November 13, 2006 (as so supplemented, the "Indenture"), between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the "Trustee"). The terms of the Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsubordinated, unsecured obligations of the Company, initially limited to $200,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5. Optional Redemption.

The Notes are subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 or more than 60 days' notice at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (exclusive of interest accrued to the redemption date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

"Comparable Treasury Price" means with respect to any Redemption Date for Notes, the average of two Reference Treasury Dealer Quotations for such redemption date.

"Quotation Agent" means the Reference Treasury Dealer(s) appointed by us.

"Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.l5 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

If less than all of the outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof. In this case, the Trustee may select the Notes by lot, pro rata or by any other method the Trustee considers fair and appropriate.

On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price. If the Redemption Date is not a Business Day, the Redemption Price shall be paid on the next succeeding Business Day, without interest or other payment due to the delay.

Notice of redemption will be given by or on behalf of the Company to the Holders as provided in the Indenture.

6. Events of Default and Remedies.

If any Event of Default with respect to the Notes shall occur and be continuing, the principal amount of all the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

7. Amendments and Waivers.

The Company and the Trustee may, subject to certain exceptions as therein provided, enter into an indenture or indentures supplemental to the Indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any other indenture supplemental thereto or to modify the rights of the Holders of Securities of any series with the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series adversely affected by such supplemental indenture.

The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

8. Denominations; Transfer; Exchange.

The Notes are issuable in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

In the event of a redemption in part, the Company will not be required (a) to register the transfer of, or exchange, Notes for a period beginning 15 days immediately preceding any selection of Notes for such redemption and ending on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be redeemed, or (b) to register the transfer of, or exchange, any such Notes, or portion thereof, called for redemption.

In the event of redemption of the Notes in part only, a new Note or Notes for the unredeemed portion thereof will be issued in the name of the Holder hereof.

9. Defeasance.

The Indenture contains provisions for defeasance and covenant defeasance as set forth therein, which provisions apply to the Notes.

10. Persons Deemed Owners.

The registered Holder of this Note shall be treated as its owner for all purposes.

11. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COMMITTEE (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian) and U/G/M/A (=Uniform Gifts to Minors Act).

12. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused a CUSIP number to be printed on this Note and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

13. Governing Law.

The Indenture and this Note shall be governed by, and construed in accordance with, the law of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: Your Name:

(Print your name exactly as it appears on the face of this Note)

Your Signature:

(Sign exactly as your name appears on

the face of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges and redemptions of a part of this Global Security for Definitive Notes have been made:

Date of Transaction	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such decrease (or increase)	Signature of Authorized signatory of Trustee